EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TOPPS COMPANY ISSUES STATEMENT

NEW YORK, June 28, 2007 – The Topps Company, Inc. (Nasdaq: TOPP) today, in response to inquiries due to an article published by Beckett.com suggesting that the proposed acquisition of Topps by Upper Deck may have received antitrust approval, confirmed that no such approval has been obtained.

About The Topps Company, Inc.

Founded in 1938, Topps is a leading creator and marketer of sports and related cards, entertainment products, and distinctive confectionery. Topps entertainment products include Major League Baseball, NFL, NBA and other trading cards, sticker album collections, and collectible games. The Company’s confectionery brands include “Bazooka” bubble gum, “Ring Pop,” “Push Pop,” “Baby Bottle Pop” and “Juicy Drop Pop” lollipops. For additional information, visit www.topps.com.

Investors:

Betsy Brod / Lynn Morgen

MBS Value Partners, LLC

212-750-5800

Dan Burch / Dan Sullivan

Mackenzie Partners, Inc.

212-929-5940 / 1-800-322-2885

Media:

Joele Frank / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449